Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
January 26, 2017	TRADED: Nasdaq

LANCASTER COLONY REPORTS SECOND QUARTER SALES AND EARNINGS
COLUMBUS, Ohio, January 26 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s second fiscal quarter ended December 31, 2016. Highlights for the quarter are as follows:

•	Net sales increased 0.6% to $326.8 million versus $324.8 million last year.

•
In the retail channel, net sales increased 3% with Olive Garden® dressings, New York BRAND® Bakery frozen garlic bread products, Sister Schubert’s® frozen dinner rolls, Flatout® flatbreads and Reames® frozen noodles contributing to growth. Retail sales gains were impacted by increased trade promotions and product placement costs. Net sales in the foodservice channel declined 2% reflecting both our targeted business rationalization efforts and deflationary pricing from lower egg costs, partially offset by a pickup in limited time offer promotional programs with national chain restaurants.

•
Operating income increased $7.2 million to $59.4 million on lower commodity costs, particularly eggs, and a more favorable sales mix as partially offset by a greater investment in retail trade and increased consumer promotions and product placement costs.

•	Net income was $39.0 million, or $1.42 per diluted share compared to $34.5 million or $1.25 per diluted share last year.

•
The regular quarterly cash dividend paid on December 30, 2016 was $.55 per share, a ten percent increase from the prior year’s level excluding the special dividend paid in December 2015. The company’s balance sheet remained debt free on December 31, 2016 with $118.5 million in cash and equivalents.

For the six months ended December 31, 2016, net sales were essentially flat at $618.1 million compared to $618.9 million a year ago. Net income for the six-month period totaled $72.4 million, or $2.63 per diluted share versus the prior-year amount of $62.1 million, or $2.26 per diluted share.
Note that as detailed in the company’s 8-K filing issued on January 24, 2017, the reported financial results for the upcoming fiscal third quarter will include the impact of a pre-tax charge of $17.7 million in settlement costs and related expenses resulting from the company’s withdrawal from an underfunded multiemployer pension plan.

MORE. . .

PAGE 2 / LANCASTER COLONY REPORTS SECOND QUARTER SALES AND EARNINGS
Chairman and CEO John B. Gerlach, Jr. commented, “While the top line headwinds of customer rationalization and deflationary pricing remained as expected for our foodservice channel in the second quarter, we were pleased with the uptick in retail channel sales from our frozen bread and pasta products. Looking ahead, commodity costs are expected to turn flat to modestly unfavorable in the back half of the fiscal year. We also expect continued deflationary pricing in the foodservice channel and ongoing softness in the foodservice industry, particularly the casual dining segment, to impact fiscal third quarter sales growth. In addition, this year’s fiscal third quarter will reflect some shifting of retail sales volumes to our fiscal fourth quarter as a result of the later Easter holiday.
With respect to our recent acquisition of Angelic Bakehouse, a manufacturer and marketer of premium sprouted grain bakery products, the transaction closed on November 17, 2016 and the integration process is progressing well. We look forward to our pursuit of future growth opportunities for that business.”
Conference Call on the Web
The company’s second quarter conference call is scheduled for this morning, January 26, at 10:00 a.m. ET. You may access a live webcast of the call via the link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the ability to successfully integrate the acquisition of Angelic Bakehouse, Inc. and subsequently grow the business;

•	price and product competition;

•	the impact of any regulatory matters affecting our food business, including any required labeling changes and their impact on consumer demand;

•	the potential for loss of larger programs or key customer relationships;

•	the impact of customer store brands on our branded retail volumes;

MORE. . .

PAGE 3 / LANCASTER COLONY REPORTS SECOND QUARTER SALES AND EARNINGS

•	fluctuations in the cost and availability of ingredients and packaging;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	maintenance of competitive position with respect to other manufacturers;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers;

•	efficiencies in plant operations;

•	stability of labor relations, including the impact of contract negotiations with collective bargaining units;

•	the outcome of any litigation or arbitration;

•	the impact, if any, of certain contingent liabilities associated with our withdrawal from a multiemployer pension plan;

•	the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	dependence on key personnel and changes in key personnel;

•	changes in estimates in critical accounting judgments; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

# # # #

FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

MORE. . .

PAGE 4 / LANCASTER COLONY REPORTS SECOND QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net sales	$326,773	$324,769	$618,134	$618,854
Cost of sales	233,034	241,175	443,761	467,293
Gross profit	93,739	83,594	174,373	151,561
Selling, general & administrative expenses	34,381	31,479	64,261	57,558
Operating income	59,358	52,115	110,112	94,003
Other, net	206	(205)	293	(83)
Income before income taxes	59,564	51,910	110,405	93,920
Taxes based on income	20,608	17,399	38,049	31,781
Net income	$38,956	$34,511	$72,356	$62,139

Net income per common share: (a)
Basic	$1.42	$1.26	$2.64	$2.27
Diluted	$1.42	$1.25	$2.63	$2.26

Cash dividends per common share	$0.55	$5.50	$1.05	$5.96

Weighted average common shares outstanding:
Basic	27,366	27,328	27,364	27,324
Diluted	27,441	27,374	27,435	27,359

(a)Based on the weighted average number of shares outstanding during each period.

MORE…

PAGE 5 / LANCASTER COLONY REPORTS SECOND QUARTER SALES AND EARNINGS

LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

NET SALES - Specialty Foods	$326,773	$324,769	$618,134	$618,854

OPERATING INCOME
Specialty Foods	$62,052	$55,429	$116,877	$100,390
Corporate expenses	(2,694)	(3,314)	(6,765)	(6,387)
Total Operating Income	$59,358	$52,115	$110,112	$94,003

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31, 2016	June 30, 2016
ASSETS
Current assets:
Cash and equivalents	$118,507	$118,080
Receivables – net of allowance for doubtful accounts	71,438	66,006
Inventories	80,115	76,097
Other current assets	6,899	7,644
Total current assets	276,959	267,827
Net property, plant and equipment	176,925	169,595
Other assets	237,574	197,310
Total assets	$691,458	$634,732

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,420	$39,931
Accrued liabilities	30,425	33,072
Total current liabilities	69,845	73,003
Other noncurrent liabilities and deferred income taxes	62,130	48,131
Shareholders’ equity	559,483	513,598
Total liabilities and shareholders’ equity	$691,458	$634,732

# # # #